================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Stillwater Mining Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(1) (2)
     or Item 22(a) (2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                           STILLWATER MINING COMPANY

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 25, 1997


To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders of Stillwater Mining Company (the "Company") will be held at the Denver Petroleum Club, 555 17th Street, 37th floor, Denver, Colorado, on Friday, April 25, 1997, at 8:30 a.m., Denver time, for the following purposes:

1. To elect seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected.

2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997.

3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on March 14, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                                   By Order of the Board of Directors


                                  /S/Michael A. Shea
                                  Michael A. Shea, Secretary

Denver, Colorado
March 25, 1997


     TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                          STILLWATER MINING COMPANY
                               536 E. Pike Ave.
                              Columbus, MT 59019

                      ----------------------------------
                               PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                                April 25, 1997

                      ----------------------------------

To Our Stockholders:

     This Proxy Statement is furnished to the stockholders of Stillwater Mining Company (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on April 25, 1997, or any postponements or adjournments thereof. The Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's principal offices are located at 536 E. Pike Ave., Columbus, Montana, and its telephone number is (303) 978-2525. This Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting are first being sent to stockholders of the Company on or about March 31, 1997.

                              GENERAL INFORMATION

SOLICITATION

     The enclosed proxy is being solicited by the Board of Directors of the Company. The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, telegraph or in person. Although no compensation will be paid for such solicitation of proxies, the Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

VOTING RIGHTS

     Holders of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on March 14, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting. On the Record
Date, 20,190,367 shares of Common Stock were issued, outstanding and entitled to vote. The holders of at least 50% of the capital stock of the Company issued and outstanding and entitled to vote at the meeting, present in person or by proxy, constitutes a quorum.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote and holders of shares of Common Stock have cumulative voting rights in connection with the election of directors. A stockholder may cumulate votes for the election of directors by multiplying the number of votes to which the stockholder may be entitled by seven (the number of directors to be elected) and casting all such votes for one nominee or distributing them among any two or more nominees. Only stockholders of record at the close of business on March 14, 1997 will be entitled to vote at the meeting.

VOTING PROXIES

     If a stockholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Meeting for the transaction of business. Unless contrary instructions are indicated on a proxy, the shares of Common Stock represented by such proxy will be voted FOR the election as directors of the nominees named in this proxy statement; and FOR ratification of the selection of

Price Waterhouse LLP as independent accountants. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transaction of business. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Abstentions and non-votes will not be counted as votes cast for or against items submitted for a vote of stockholders. Therefore, abstentions and broker non-votes have the same effect as votes against a proposal.

     Management and the Board of Directors of the Company know of no other matters to be brought before the Meeting. If other matters are presented properly to the stockholders for action at the Meeting and any postponements and adjournments thereof, it is the intention of the proxy holders named in the proxy to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

REVOCABILITY OF PROXY

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request in person at the Meeting; but if not revoked, the shares of Common Stock represented by such proxy will be voted.


                        SECURITY OWNERSHIP OF PRINCIPAL
                          STOCKHOLDERS AND MANAGEMENT

     The following table includes information as of March 1, 1997, except as otherwise indicated, concerning the beneficial ownership of Common Stock of the Company by (i) stockholders known to the Company to hold more than 5% of the Common Stock of the Company, (ii) each director, director nominee and executive officer of the Company, and (iii) all directors, director nominees and executive officers of the Company as a group. Unless otherwise indicated, all beneficial owners have sole voting and investment power over the shares held.

                                                                   PERCENT
NAME AND ADDRESS                                                     OF
OF BENEFICIAL OWNER                                      AMOUNT     CLASS
-------------------                                     -------     ------

FMR Corp.............................................. 2,515,526    12.19%
82 Devonshire Street
Boston, MA 02109(1)

American Express Company and affiliates............... 2,226,750    11.10%
 American Express Tower
World Financial Center
New York, New York 10285(2)

The Prudential Insurance Company of America........... 1,090,800     5.42%
751 Broad Street
Newark, NJ 07102-3777(3)

Scudder, Stevens & Clark, Inc......................... 1,200,696     6.00%
345 Park Avenue
New York, NY 10154(4)

John E. Andrews(5).....................................  100,050    *



R. Daniel Williams(6)................................     29,000    *

Ray W. Ballmer(7)....................................     33,750    *

John W. Eschenlohr(8)................................     15,000    *

Sharon M. Meadows(7).................................     22,500    *

Ted Schwinden(9).....................................     22,100    *

Peter Steen(7).......................................     41,250    *

W. Thomas Stephens...................................        500    *

Richard B. Von Wald..................................          0    --

All directors and executive officers as a group
 (9 persons)(5)(6)(7)(8)(9)..........................    264,150  1.31%

*Indicates ownership of less than 1%.

(1) The number of shares reported in this table is based upon information as of December 31, 1996 and is based upon information provided to the Company by FMR Corp. on behalf of itself and certain related persons and/or entities. The
Schedule 13G/A dated March 10, 1997, discloses that, as of December 31, 1996 FMR Corp. had sole voting power over 502,052 shares and sole dispositive power over 2,515,526 shares.

(2) The number of shares reported in this table is based upon information as of December 31, 1996 and is based upon information provided to the Company by an affiliate of American Express Company. The Schedule 13G, dated December 31, 1996, filed jointly by American Express Company ("AMEX") and American Express Financial Corporation discloses that AMEX and American Express Financial Corporation have shared dispositive power over 2,226,750 shares of Common Stock, and shared voting power over 167,250 shares. The business address disclosed in
Schedule 13G for American Express Financial Corporation is IDS Tower 10, Minneapolis, Minnesota 55440.

(3) The number of shares reported in this table is based upon information as of December 31, 1996 and is based upon information provided to the Company by The Prudential Insurance Company on behalf of itself and certain related persons and/or entities. The Schedule 13G, dated February 3, 1997, discloses that, as of December 31, 1996 The Prudential Insurance Company and such related persons and/or entities have shared voting power over 1,081,800 shares of Common Stock and shared dispositive power over 1,090,800 shares.

(4) The number of shares reported in this table is based upon information as of December 31, 1996 and is based upon information provided to the Company by Scudder, Stevens & Clark, Inc. ("Scudder"). The Schedule 13G dated February 10, 1997 discloses that, as of December 31, 1996 Scudder had sole voting power over 214,150 shares, shared voting power over 672,846 shares, and sole dispositive power over 1,200,696 shares.

(5) Includes 91,500 shares of Common Stock issuable upon exercise of currently exercisable stock options.

(6) Includes 21,500 shares of Common Stock issuable upon exercise of currently exercisable stock options and 7,500 shares of Common Stock issuable upon exercise of stock options which become exercisable within 60 days.

(7) Includes 22,500 shares of Common Stock issuable upon exercise of stock options held by each of Messrs. Ballmer and Steen and Ms. Meadows which are currently exercisable.

(8) Includes 15,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Eschenlohr which are currently exercisable.

(9) Includes 22,100 shares of Common Stock issuable upon exercise of stock options held by Mr. Schwinden which are currently exercisable.



                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

   The Board of Directors has nominated for election at the Meeting the seven persons named below, to serve until the next Annual Meeting of Stockholders or until their successors are elected, and each has consented to being named as a nominee. All of the nominees are currently directors of the Company.

   It is anticipated that proxies will be voted for the nominees listed below, and the Board of Directors has no reason to believe any nominee will not continue to be a candidate or will not be able to serve as a director if elected. In the event that any nominee named below is unable to serve as a director, the proxy holders named in the proxies have advised that they will vote for the election of such substitute or additional nominees as the Board of Directors may propose.

   In the election of directors, each stockholder voting in person or by proxy shall have the number of votes to which such stockholder would otherwise be entitled multiplied by seven (the number of directors to be elected). If there are no nominees other than those set forth in this proxy statement, the named proxies will then allocate the cumulated votes equally among the nominees for which authority to vote has been granted. If there are additional nominees, the named proxies will allocate the cumulated votes among the nominees for which authority to vote has been granted in the manner which appears to the named proxies most likely to result in the greatest number of nominees set forth herein being elected.

   The name and age of each nominee, his or her principal occupation for at least the past five years and other information is set forth below, based upon information furnished to the Company by such nominee.


NOMINEES FOR ELECTION

Ray W. Ballmer, age 70, director since September 1994.

   On February 20, 1997, Mr. Ballmer was appointed non-executive Chairman of the Company on an interim basis. From 1982 until 1991, Mr. Ballmer served first as President and Chief Operating Officer and then as Chief Executive Officer of Rio Algom Limited. From 1975 until 1983, he served first as Executive Vice President and then as President of Amoco Minerals. Until 1975, he served as Managing Director of Bougainville Copper, and before that held a number of senior operating positions with Kennecott Corporation.


John W. Eschenlohr, age 60, director since April 1996.

   Mr. Eschenlohr is Executive Vice President of Degussa Corporation, one of the world's largest users of palladium. Mr. Eschenlohr is responsible for the Metal Group and the refining and manufacturing of precious metals. Prior to joining Degussa in 1980, he served as Vice President of Engelhard Corporation with responsibility for precious metals refining operations. Mr. Eschenlohr is a director of Degussa Corporation.

Sharon M. Meadows, age 46, director since April 1995.

   From 1989 until 1994 Ms. Meadows served as Managing Director of CS First Boston Corporation and from 1983 until 1989 as Vice President. From 1990 until 1993, she headed CS First Boston's Restructuring Group and from 1993 to 1994 co-headed its Structured Finance Group. From 1976 until 1983 she held a number of positions with Citibank, N.A., eventually serving as Vice President, Institutional Recovery Management.


Ted Schwinden, age 71, director since October 1994.

   From 1981 until 1989, Mr. Schwinden served as the Governor of the State of Montana, and from 1977 until 1981 as the Lieutenant Governor of the State of Montana. From 1969 until 1976, he served as the Director of the Montana Department of State Lands.


Peter Steen, age 66, director since October 1994.

   Mr. Steen is Chairman of the Executive and Policy Committee of Santa Fe Pacific Gold Corporation, a position he assumed in February 1996. Previously, he served as Chairman of Eldorado Corporation Ltd. and until September 1994, he was the President, Chief Executive Officer and a Director of Lac Minerals Ltd. From 1992 to 1994, he served as the President and Chief Operating Officer of Homestake Mining Company. Previously, he served as the President and Chief Executive Officer of International Corona Corporation in Vancouver, Canada. Mr. Steen is a director of Santa Fe Pacific Gold Corporation.


W. Thomas Stephens, age 54, director since September 1994.

   Until August 1996 Mr. Stephens served as Chairman of the Board, President and Chief Executive Officer of Schuller Corporation. Prior to being named Chairman in 1990, Mr. Stephens was President and Chief Executive Officer of Schuller Corporation beginning in 1986 and Executive Vice President and Chief Financial Officer from 1984 to 1986. Mr. Stephens began his career with Riverwood International Corporation, a former subsidiary of Schuller Corporation, in 1963. He is a director of Ball Corporation, Public Service Company of Colorado and Mail-Well Incorporated.


Richard B. Von Wald, age 54, director since October 1994.

   Mr. Von Wald is Executive Vice President and General Counsel for Schuller Corporation in Denver, Colorado. He has also served as the Secretary of Schuller Corporation since 1990. Mr. Von Wald began his legal career with Schuller Corporation in 1973.


MEETINGS OF THE BOARD

   The Board of Directors met eight times during fiscal 1996. Each director attended 75% or more of the total number of such meetings and committee meetings on which he or she served that were held during 1996.


DIRECTOR COMPENSATION

   The Company pays each non-employee director $1,000 per meeting of the Board of Directors attended. Non-employee members of all committees of the Board of Directors of the Company (with the exception of the chairman of each standing committee), receive fees of $1,000 for each committee meeting attended; however, the chairman of each standing committee of the Board of Directors receives a fee of $1,500 for each committee meeting attended. The Company's 1994 Stock Plan (the "Stock Plan") provides that (i) each non-employee director serving on the Board of Directors on the date of stockholder approval of the Stock Plan, and
(ii) each non-employee director who is initially elected to the Board of Directors of the Company on or after the date of stockholder approval of the Stock Plan, will be granted non-qualified stock options ("NQSOs") to purchase 15,000 shares of the Company's Common Stock; provided, however, that a non-employee director may elect not to accept such options. Upon becoming a director, each non-employee director will be granted a NQSO to purchase 15,000 shares of the Company's Common Stock vesting six months thereafter. An additional NQSO to purchase 7,500 shares of the Company's Common Stock will be granted to each non-employee director on his or her first reappointment or reelection, vesting six months after such reappointment or reelection. The exercise price of options granted to non-employee directors under the Stock Plan will be the fair market value of the Company's Common Stock at the closing price on the date of grant.

BOARD COMMITTEES

   The Board of Directors has established the following standing committees:

   Audit Committee. The Audit Committee held two meetings during 1996 and is currently comprised of Messrs. Von Wald (Chairman), Ballmer and Schwinden. The Audit Committee reviews the accounting principles and procedures of the Company and its annual financial reports and statements; recommends to the Board of Directors the engagement of the Company's independent accountants; reviews with the independent accountants the plans and results of the auditing engagement; and considers the independence of the Company's auditors.

   Compensation Committee. The Compensation Committee held one meeting during 1996 and is currently comprised of Messrs. Ballmer (Chairman), Eschenlohr,
Schwinden, Steen, Stephens and VonWald, and Ms. Meadows.   The principal
responsibilities of the Compensation Committee are to establish policies and periodically determine matters involving executive compensation, recommend changes in employee benefit programs, recommend the grant of stock options and stock awards under the Stock Plan and provide counsel regarding key personnel selection. The Board of Directors will approve the grant of stock options and restricted stock awards under the Stock Plan based upon the recommendations of the Compensation Committee.


                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

   The following table shows, for the fiscal years ended December 31, 1994, 1995 and 1996, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Charles R. Engles, the Company's former Chief Executive Officer; John E. Andrews, the Company's President and Chief Operating Officer; and R. Daniel Williams, the Company's Chief Financial Officer, who are the most highly compensated officers of the Company in office at the end of fiscal 1996 whose total cash compensation exceeded $100,000 during fiscal 1996 (collectively, the "Named Executive Officers"), in all capacities in which they served:


                                               SUMMARY COMPENSATION TABLE

Name and Principal                       Annual
    Position                          Compensation          Long Term Compensation Awards

Name and Principal               Salary          Bonus     Restricted Stock     Options/SAR's     All Other
    Position           Year       ($)             ($)         Awards($)            Granted      Compensation($)
------------------     ----      ------          -----     ----------------     --------------  ---------------

Charles R. Engles,      1996        195,000         27,528/(9)/         N/A        20,000       12,883/(1)/
CEO                     1995        195,000         36,758              N/A        18,500       12,883/(1)/
                        1994         45,000         50,000      176,100/(2)/      150,000          242/(3)/

John E. Andrews,        1996        150,000         10,658/(8)/         N/A         8,500       10,108/(4)/
President               1995        150,000         15,000              N/A         8,000        9,870/(5)/
                        1994        113,468         75,000              N/A        75,000       16,020/(6)/

R. Daniel Williams      1996        120,000          7,613/(8)/         N/A         6,500        6,624/(7)/
Chief Financial         1995         50,000         15,000              N/A        30,000       44,511/(9)/
 Officer                1994            N/A            N/A              N/A           N/A            N/A


(1) Includes an $11,700 employer contribution to the Company's 401(k) Plan and Trust and $1,183 in life insurance premiums paid by the Company.

(2) In October 1994, Mr. Engles was granted 30,000 shares of Common Stock as a restricted stock award, of which 15,000 shares vested on October 4, 1995 and 15,000 shares vested on October 4, 1996. The value of the restricted stock award shown in the Summary Compensation Table is based on the fair market value of $5.87 on the date of grant. On October 4, 1995, 15,000 shares vested and pursuant to the Restricted Stock Agreement, Mr. Engles returned 5,168 of the vested shares to the Company in satisfaction of tax withholding obligations. On October 4, 1996 the remaining 15,000 shares vested and Mr. Engles returned 6,907 of the vested shares to the Company in satisfaction of tax withholding obligations. As of December 31, 1996, Mr. Engles held 17,925 shares of restricted stock which had a fair market value of $324,891, based on the closing price of the Company's Common Stock of $18 1/8 per share.

(3)  Represents life insurance premiums paid by the Company.

(4) Includes a $9,000 employer contribution to the Company's 401(k) Plan and Trust and $1,108 in life insurance premiums paid by the company.

(5) Includes a $9,000 employer contribution to the Company's 401(k) Plan and Trust and $870 in life insurance premiums paid by the Company.

(6) Includes $8,333 reimbursed by the Company for moving expenses, a $6,808 employer contribution to the Company's 401(k) Plan and Trust and $879 in life insurance premiums paid by the Company.

(7) Includes $5,963 employer contribution to the Company's 401(k) Plan and Trust and $661 in life insurance premiums paid by the Company.

(8) Paid in the form of restricted stock grants on January 23, 1997 at $17.50 per share, vesting over two years.

(9) Includes $276 in life insurance premiums paid by the company and $44,235 reimbursed by the Company for moving expenses.

   On February 20, 1997, Mr. Engles resigned as Chairman and Chief Executive Officer of the Company. Ray Ballmer, a Director of the Company, was appointed as Chairman on an interim basis.

STOCK OPTION GRANTS

   The following table contains information concerning the grant of stock options under the Company's Stock Plan to the Named Executive Officers in 1996:


                                                                               Potential Realizable Value
                                  % of Total                                   at Assumed Annual Rates of
                                   Options                                      Stock Price Appreciation
                     Options      Granted to      Exercise                          for Option Term (3)
                     Granted     Employees in     Price per   Expiration      ---------------------------
Name                    (1)       Fiscal Year     Share(2)      Date               5%                10%
----                                                                            --------         ---------

Charles R. Engles       20,000           8%      $20.00     1/26/06              $251,558          $637,497

John E. Andrews          8,500         3.2%      $20.00     1/26/06              $106,912          $270,936

R. Daniel Williams       6,500         2.6%      $20.00     1/26/06              $ 81,756          $207,187

(1) The stock options vest and become exercisable twelve months after the date of grant; however, upon the occurrence of a change-in-control of the Company, the stock options vest and become exercisable automatically.

(2) The exercise price for each grant is equal to 100% of the fair market value of the Common Stock on the date of grant.

(3) These assumed values result from the indicated prescribed rates of stock price appreciation. The actual value of these option grants is dependent on future performance of the Common Stock.

OPTION EXERCISES AND HOLDINGS

   The following table sets forth information with respect to the Named Executive Officers, concerning unexercised options held as of December 31, 1996.


                            Number of Unexercised          Value of Unexercised In-the-
                            Options at 12/31/96              Money Options at 12/31/96
  Name                     Exercisable/Unexercisable       Exercisable/Unexercisable (1)
--------                 -------------------------        -------------------------------

Charles R. Engles(2)           168,500 / 20,000                 $1,812,812 / $0

John E. Andrews(3)              83,000 / 8,500                  $  908,125 / $0

R. Daniel Williams(4)           7,500 / 29,000                       $ 0 / $0

(1) Amounts shown in this column represent the market value of the underlying Common Stock at December 31, 1996 minus the exercise price. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Common Stock exceeds the exercise price when the options are exercised. The actual value, therefore, may be greater or less than the value shown in the table.

(2) Mr. Engles' unexerciseable stock options become immediately exercisable upon a change in control or termination of employment without cause or for good reason.

(3) Mr. Andrews' unexerciseable stock options become immediately exercisable upon a change in control or termination of employment without cause or for good reason.

(4) Mr. Williams' unexerciseable stock options become immediately exercisable upon a change in control.


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

   The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing and administering the compensation philosophy, policies, and plans for the top executive officers of the Company. The Committee's executive compensation philosophy is that compensation should largely be tied to the performance of the Company and the sustained creation of shareholder value. As a result, the Company's compensation program reflects a strong performance and long-term orientation. The compensation programs also are designed to encourage employee stock ownership. The Committee believes that such ownership effectively motivates executives to increase shareholder value and aligns the interests of executives with those of shareholders of the Company. In its administration of the various compensation plans, the Committee focuses on the goals of tying compensation to performance and encouraging executive stock ownership.

   The Company's executive compensation program consists of three principal components: (1) base salary, (2) an annual incentive bonus plan, and (3) stock options. These components are described below:

   Base Salary. Pursuant to the compensation philosophy of emphasizing performance-oriented pay, the Committee established executive salaries during 1996 at levels below the median of United States mining companies of similar size and growth prospects.

   In establishing executive salaries in the future, the Committee intends to consider quantitative measures related to the Company's financial performance, as well as a number of qualitative measures related to the executive's duties and responsibilities. The Committee will continue to compare the salary of its executive officers with salaries of executive officers in comparable positions in other United States mining companies of similar size.

   Incentive Bonus Plan. The Company has an annual incentive bonus plan covering all its executive officers. The 1996 plan was designed to pay up to 130% of an executive officer's salary if the Company achieved certain levels of net income and met other strategic and operating objectives. For 1996, the plan weighted the performance components by assigning a 70% weighting to the achievement of the net income objective and a 30% weighting to other strategic and operating objectives on an individual basis.

   Under the plan, actual award levels vary depending upon the degree of achievement relative to the objectives described above. Participants receive no award for each component unless certain minimum performance levels are achieved. The Committee reserves the right to increase or decrease the amount of each bonus as compared to the amount established under the formula.

   In 1996, the Company performed below the minimum level for the net income component of the formula and generally between the minimum and maximum levels for the other components. In 1996, executive bonuses were paid in accordance with the formula amounts in the form of restricted stock grants on January 23, 1997 at $17.50 per share vesting over two years.

   Stock Options. In September 1994, the Company's stockholders approved the Stock Plan and authorized 1,500,000 shares of Common Stock for issuance upon exercise of options, stock appreciation rights, restricted stock grants and other stock based awards. The purpose of the Stock Plan is to reward and provide incentives for executive officers, employees, and non-employee directors of the Company by providing them with an opportunity to acquire an equity interest in the Company, thereby increasing their personal interest in its continued success and progress. In addition, the Stock Plan is intended to retain the services of key employees and non-employee directors as well as to assist in attracting new key employees and non-employee directors.

   In 1996, stock option grants to executive officers were consistent with the Company's compensation philosophy of emphasizing performance-oriented pay and were determined by comparison with the compensation practices of other similar companies. The grants were designed to provide total compensation at the seventy-fifth percentile level provided the Company's stock performs at the seventy-fifth percentile level. In addition to the grants to executives, all new employees of the Company were granted stock options in 1996.

   Chairman and Chief Executive Officer's 1996 Compensation. Mr. Engles' base salary of $195,000 was established upon his employment with the Company in October 1994 and was not adjusted during his term of employment. Mr. Engles' 1996 bonus of $27,528 was determined in accordance with the formula for all executive officers. The strategic and operating objectives upon which 30% of Mr. Engles' bonus opportunity was based included progress on the Company's expansion plan, obtaining financing for future growth opportunities, and development of its following in the investment community. In 1996, Mr. Engles was granted options to purchase 20,000 shares of Common Stock as the long term component of his annual compensation. This grant was determined according to the criteria described above.

   Section 162(m) of the Internal Revenue Code, enacted in 1993, generally limits to $1 million the tax deductibility of compensation paid by a public company to its chief executive and four other most highly compensated executive officers. The Company is relying upon certain transition rules set forth in recently promulgated regulations. Therefore, the Committee believes it need not take any specific action or adopt a formal policy at the present time with respect to the deductibility of compensation under Section 162(m).


            SUBMITTED BY THE MEMBERS OF THE COMPENSATION COMMITTEE:

       Ray W. Ballmer                 Sharon M. Meadows
       W. Thomas Stephens             Peter Steen
       Ted Schwinden                  Richard B. Von Wald
                                      John W. Eschenlohr


   The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the Exchange Act.


PERFORMANCE GRAPH

   The Securities and Exchange Commission (the "SEC") requires that the
Company include in this Proxy Statement a line graph presentation comparing cumulative stockholder returns on an indexed basis with a broad market index and either a published industry or line-of-business index or a group of peer companies selected by the Company. The Company has chosen to use the Standard & Poor's 500 as its broad market index. The Company has chosen two published peer group indices: the Johannesburg Stock Exchange (JSE) Actuaries' Platinum Index, a subsection of the JSE Actuaries' All Share Index (converted into U.S. dollars), and the North American regional index of the Financial Times Gold Mines Index. The Company selected these indices to reflect the respective markets for platinum group metals related stocks and for United States precious metals stocks. The graph below compares the cumulative total return as of December 31, 1996 on $100 invested as of the opening of trading on December 16, 1994 (the first day of trading in the Company's Common Stock) in the Common Stock of the Company, and in the stocks comprising the JSE Actuaries' Platinum Index (converted into U.S. dollars), the North American regional index of the Financial Times Gold Mines Index, and the Standard & Poor's 500, assuming the reinvestment of all dividends.

                             [GRAPH APPEARS HERE]
                 COMPARISON AMONG STILLWATER MINING COMPANY,
                       S&P 500, FT GOLD AND JSE PLATINUM





                Opening 12/16/94   12/31/94   12/31/95   12/31/96

Company               $100           $103      $145      $137

S&P 500               $100           $101      $139      $171

FT Gold               $100           $103      $114      $115

JSE Platinum          $100           $106      $ 69      $ 52


   The information under the heading "Performance Graph" shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the 1933 Act or the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the Exchange Act.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The current members of the Compensation Committee of the Company are Messrs. Ballmer (Chairman), Eschenlohr, Schwinden, Steen, Stephens and Von Wald, and Ms. Meadows. None of such persons is an officer or employee of the Company, other than Mr. Ballmer who, since Febrary 20, 1997, has served as non-executive Chairman on an interim basis. Mr. Von Wald is an executive officer of Schuller Corporation, which has 100% ownership of Manville Mining Company. For a discussion of certain transactions and relationships between the Company, Schuller Corporation and Manville Mining Company, see "Certain Transactions" below.


CERTAIN TRANSACTIONS

   The Company pays a 5% net smelter royalty to Schuller based on metals produced from 816 of the Company's controlled mining claims. In 1996, the Company incurred royalties of approximately $1.3 million payable to Schuller.

   Pursuant to a Stock Redemption Agreement, entered into by Chevron U.S.A. Inc. ("Chevron"), Manville Mining Company ("MMC"), a subsidiary of Schuller, and the Company as of July 28, 1994 (the "Redemption Agreement"), the Company redeemed Chevron's 50% ownership of the Company for $44.0 million in cash, and agreed to relieve Chevron of all responsibility and liability under certain reclamation bonds and relieved Chevron from responsibility for the Company's obligations under workers' compensation laws for injuries sustained or diseases suffered subsequent to July 31, 1994. In addition, Chevron agreed to leave in full force and effect through January 1, 1997 its guarantee of certain school bond funding. On or before December 31, 1996, the Company must provide substitute security for the school bond funding and use reasonable efforts to remove Chevron's guarantee on terms and conditions reasonably acceptable to the Company. The Company and MMC will fully indemnify Chevron from any loss sustained on the school bonds after January 1, 1997. Finally, the Company is required by the terms of the Redemption Agreement to indemnify Chevron and MMC for environmental damage or hazards caused by or arising out of any acts or omissions of any entity other than Chevron or MMC, or any acts or omissions of Chevron or MMC while acting on behalf of or for the benefit of the Company, subsequent to September 30, 1993.

   In 1994, the Company agreed to indemnify Chevron and MMC for liabilities incurred by them on behalf of or in connection with the Company, including any liabilities under certain surety obligations of the Company that are guaranteed by them and certain environmental liabilities of the Company arising out of actions taken on or after October 1, 1993. The Company's indemnification obligations to Chevron and MMC are supported by mortgages in favor of Chevron and MMC against certain parcels of land owned by the Company.


EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements with Messrs. Andrews and Williams, effective as of September 19, 1994 and August 1, 1995, respectively. The agreements have terms of one year and thereafter continue from year to year. The agreements are terminable by the Company or the employee upon 90 days' notice. Under these agreements, if either Mr. Andrews or Mr. Williams is terminated without cause or resigns voluntarily for good reason, the Company is required to pay such employee an amount equal to his annual base salary plus his target bonus under the Company's incentive bonus program. In addition, any previously unvested options or restricted stock held by Mr. Andrews would immediately vest in such event.

COMPLIANCE WITH SECTION 16(A) - BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5.

   The Company is not aware of any delinquent filings, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required.


                              PROPOSAL NUMBER TWO

                    APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   Unless otherwise directed by the stockholders, shares represented by proxy at the meeting will be voted in favor of ratification of the appointment of the firm of Price Waterhouse LLP as independent accountants for the Company for the year ending December 31, 1997. Management believes that neither Price Waterhouse LLP nor any of its partners or employees presently has or has held within the past three years any direct or indirect interest in the Company. A representative of Price Waterhouse LLP is expected to be present at the 1997 Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.


                             STOCKHOLDER PROPOSALS

   The rules of the Securities and Exchange Commission permit stockholders of a company to present proposals for stockholder action in the company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by company action in accordance with the proxy rules. The Company's Annual Meeting of Stockholders following the end of fiscal 1997 is expected to be held on or about April 25, 1998, and proxy materials in connection with that meeting are expected to be mailed on or about March 16, 1998. Stockholder proposals prepared in accordance with the proxy rules must be received by the Company on or before November 14, 1997. The Company's Amended and Restated Bylaws also contain procedures to be followed for stockholder proposals for stockholder action, including the nomination of directors.

                                    GENERAL

   The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. The enclosed proxy, however, gives discretionary authority in the event that any additional matters should be presented.

   The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being mailed to stockholders with this Proxy Statement.

                                 By Order of the Board of Directors,

                                 /S/ Michael A. Shea

                                 Michael A. Shea, Secretary

                           STILLWATER MINING COMPANY

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 25, 1997

  The undersigned hereby appoints Ray W. Ballmer and John E. Andrews, or either of them, as proxies with full power of substitution to vote all shares of stock of Stillwater Mining Company of record in the name of the undersigned at the close of business on March 14, 1997 at the Annual Meeting of Stockholders to be held in Denver, Colorado on April 25, 1997, or at any postponements or adjournments, hereby revoking all former proxies.

1. ELECTION OF DIRECTORS:  [_] WITH AUTHORITY to vote    [_] WITHHOLD AUTHORITY
                               for all nominees listed       to vote for all
                               below (except as marked       nominees
                               to the contrary)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, AND CUMULATE VOTES AMONG REMAINING NOMINEES, STRIKE A LINE THROUGH THE WITHHELD NOMINEE'S NAME IN THE LIST BELOW.)

    Ray W. Ballmer, John W. Eschenlohr, Sharon M. Meadows, Ted Schwinden,
             Peter Steen, W. Thomas Stephens, Richard B. Von Wald

2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
             [_] FOR           [_] AGAINST           [_] ABSTAIN

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS COMING BEFORE THE MEETING.

  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) IN ACCORDANCE WITH THE SPECIFICATION MADE AND "FOR" SUCH PROPOSALS IF THERE IS NO SPECIFICATION.

                                     Dated:_____________________________________


                                     ___________________________________________
                                                      (Signature)

                                     ___________________________________________
                                                      (Signature)

                                     Please sign name(s) exactly as shown at
                                     left. When signing as executor,
                                     administrator, trustee or guardian, give full title as such; when shares have been issued in the names of two or more persons, all should sign.